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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WESTERN SIERRA BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2003

Dear Shareholders:

        You are cordially invited to attend Western Sierra Bancorp's Annual Meeting of Shareholders which will be held at Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California, on Tuesday, May 27, 2003, at 5:00 p.m.

        At the Meeting, shareholders will be asked to elect directors for the ensuing year, approve an amendment to the articles of incorporation to increase the required share vote for certain business combinations, and ratify the appointment of accountants. Information regarding the nominees for election of directors, amendment to the articles of incorporation and ratification of the appointment of accountants is set forth in the accompanying Proxy Statement.

        It is important that your shares be represented at the Meeting, whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matters presented, and sign, date and return the proxy card in the enclosed envelope. If you do attend the Meeting and wish to vote in person, your proxy will be withdrawn at that time. We urge you to vote "FOR" the election of all of the nominees named in the Proxy Statement, "FOR" approval of the amendment to the articles of incorporation and "FOR" ratification of the appointment of accountants.

                      Charles W. Bacchi
                       Chairman of the Board

WESTERN SIERRA BANCORP
4080 Plaza Goldorado Circle
Cameron Park, California 95682

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 27, 2003

TO THE SHAREHOLDERS OF
WESTERN SIERRA BANCORP:

        Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Western Sierra Bancorp (the "Bancorp") will be held at the Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California, on Tuesday, May 27, 2003 at 5:00 p.m. for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors. To elect 13 persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Charles W. Bacchi	Howard A. Jahn
Matthew A. Bruno	Alan J. Kleinert
Barbara L. Cook	Thomas J. Manz
Lary A. Davis	Douglas A. Nordell
William M. Eames	Harold S. Prescott, Jr.
William J. Fisher	Lori A. Warden
Gary D. Gall
  2.
  Amendment to Articles of Incorporation. To amend the articles of incorporation to require the affirmative vote of the holders of at least 60% of the outstanding shares to approve certain business combinations.

  3.
  Ratification of Appointment of Accountants. To ratify the appointment of Perry-Smith LLP as the Bancorp's independent public accountants.

  4.
  Transaction of Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

        The board of directors has fixed the close of business on April 17, 2003 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

        The Bylaws of the Bancorp set forth the following procedures for nominations to the board of directors:

  Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ Philip S. Wood
                      Philip S. Wood, Secretary

Dated: April 29, 2003

        WE URGE YOU TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSAL BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE BANCORP AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE ADEQUATE ACCOMMODATIONS.

WESTERN SIERRA BANCORP

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

MAY 27, 2003

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2003 Annual Meeting of Shareholders (the "Meeting") of Western Sierra Bancorp (the "Bancorp") to be held on Tuesday, May 27, 2003 at 5:00 p.m. at the Cameron Park County Club, 3201 Royal Drive, Cameron Park, California, and at any and all adjournments thereof.

        It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Meeting on or about April 29, 2003.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" ELECTION OF THE DIRECTORS NAMED HEREIN, "FOR" THE APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO REQUIRE A 60% SHAREHOLDER VOTE TO APPROVE CERTAIN BUSINESS COMBINATIONS, "FOR" THE RATIFICATION OF PERRY-SMITH LLP AS THE BANCORP'S INDEPENDENT PUBLIC ACCOUNTANTS AND IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

Persons Making the Solicitation

        This solicitation of Proxies is being made by the Bancorp's board of directors (the "Board"). The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Bancorp may solicit Proxies personally or by telephone, without receiving special compensation therefor. In addition, the Bancorp may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.

VOTING SECURITIES

        There were issued and outstanding 3,997,466 shares of the Bancorp's common stock ("Common Stock") on April 17, 2003, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Bancorp as of the Record Date. In connection with the election of directors, there is no cumulative voting. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        Management of the Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of February 1, 2003, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Bancorp's directors, named executive officers and principal shareholders and by the directors and executive officers of the Bancorp as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 1, 2003. Each person in the table, except as noted has sole voting and investment powers over the shares beneficially owned.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers:
Charles W. Bacchi	142,893	(1)	3.6%
Matthew A. Bruno, Sr.	18,686	(2)	*
Barbara L. Cook	11,013	(3)	*
Lary Davis	29,165	(4)	*
William M. Eames	84,642		2.1%
William J. Fisher	143,333		3.6%
Gary D. Gall	108,504	(7)	2.7%
Howard A. Jahn	32,215	(8)	*
Alan J. Kleinert	188,451	(9)	4.7%
Thomas J. Manz	154,790	(10)	3.9%
Douglas A. Nordell	166,168	(11)	4.2%
Harold S. Prescott, Jr.	82,127	(12)	2.0%
Lori A. Warden	3,723		*
Kirk N. Dowdell	14,858	(13)	*
Philip S. Wood	3,364	(14)	*
C. Frederick Rowden	4,291	(15)	*
All Directors and Executive Officers as a Group (17 in all)	680,207	(16)	16.4%

*
Less than 1%.

(1)
Mr. Bacchi has shared voting and investment powers as to 137,861 shares of which 89,931 shares and 38,048 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Bacchi disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The total amount includes 5,032 shares acquirable by exercise of stock options.

(2)
Mr. Bruno has shared voting and investment powers as to 17,606 of these shares, and the total amount includes 1,080 shares acquirable by exercise of stock options.

(3)
The amount includes 1,922 shares acquirable by exercise of stock options.

(4)
Mr. Davis has shared voting and investment powers as to 19,264 of these shares. The amount includes 9,901 shares acquirable by exercise of stock options.

(5)
The amount includes 400 shares acquirable by exercise of stock options.

(6)
Mr. Fisher has shared voting and investment powers as to 134,416 shares of which 89,931 shares and 38,048 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Fisher disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The amount includes 8,917 shares acquirable by exercise of stock options.

(7)
The total amount includes 90,536 shares acquirable by exercise of stock options. Mr. Gall's address is 4080 Goldorado Circle Plaza, Cameron Park, CA 95682

(8)
Mr. Jahn has shared voting and investment powers as 27,009 of these shares. The amount includes 1,500 shares acquirable by exercise of stock options.

(9)
Mr. Kleinert has shared voting and investment powers as to 127,979 shares of which 89,931 shares and 38,048 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Kleinert disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The amount also includes 10,581 shares acquirable by exercise of stock options.

(10)
Mr. Manz has shared voting and investment powers as to 142,649 of which 89,931 shares and 38,048 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Manz disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass-through voting and investment rights exercised by participants of the ESOP and 401(k) Plan. The amount includes 1,160 shares acquirable by exercise of stock options.

(11)
Mr. Nordell has shared voting and investment powers as to 145,992 of these shares of which 89,931 and 38,048 shares are owned in his capacity as a co-trustee for the Bancorp's ESOP and the Bancorp's 401(k) Plan, respectively. Mr. Nordell disclaims beneficial ownership as to those shares beneficially owned by him as a co-trustee of the ESOP and 401(k) Plan to the extent of pass through voting and investment rights exercised by participants other than himself in the ESOP and 401(k) Plan. The total amount includes 7,621 shares acquirable by exercise of stock options.

(12)
Mr. Prescott has shared voting and investment powers as 80,627 shares. The amount includes 1,500 shares acquirable by exercise of stock options.

(13)
The amount includes 13,710 shares acquirable by exercise of stock options.

(14)
The amount includes 3,364 shares acquirable by exercise of stock options.

(15)
The amount includes 3,600 shares acquirable by exercise of stock options.

(16)
The amount includes 164,604 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp's directors and certain executive officers and persons who own more than ten percent of a registered class of the Bancorp's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, the Bancorp believes that, while certain reports were filed late during 2002 the Reporting Persons complied with all filing requirements applicable to them as of April 17, 2003.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The persons named below, all of whom are current members of the Board, will be nominated for election as directors at the Meeting to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all 13 nominees, as appropriate. The 13 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

        The following table sets forth, as of February 1, 2003, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of the Bancorp.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Charles W. Bacchi Chairman of the Board	59	1993	Partner in Bacchi Ranch, Lotus, California. General Manager and Partner, E Bar LLC, a cattle ranch.
Matthew A. Bruno, Sr.	59	2002	President of Turlock Dairy and Refrigeration, an equipment supply and dairy design firm located in Turlock.
Barbara L. Cook	71	1993	Real estate broker. Former co-owner of Coker & Cook Real Estate, which was sold to Coldwell Banker in 1998.
Lary A. Davis	49	2000	President of Sonora Community Hospital.
William M. Eames	67	2002	President of William M. Eames & Associates (Consulting)
William J. Fisher	55	1993	President/Broker of Pacific States Development Corporation, real estate development and marketing. Mr. Fisher is also an attorney.

Gary D. Gall President and Chief Executive Officer	51	1993	President and Chief Executive Officer of the Bancorp. Mr. Gall has over 25 years of community banking experience.
Howard A. Jahn	57	1999	A Partner with Jackson-Jahn Commercial Real Estate, former Senior Vice President of CB Commercial, a commercial real estate brokerage firm.
Alan J. Kleinert	58	2000	Owner of Cutler-Segerstrom Insurance and investor in Kleinert & van Savoye Corporation (investments). Former Chairman of the Board of Sentinel Community Bank.
Thomas J. Manz	53	1999	Real estate development. Chairman of the Board of Pacific Coast Banker's Bank, and former Chairman of the Board of Roseville 1st National Bank
Douglas A. Nordell	54	2002	President and Chief Executive Officer of Lake Community Bank since November, 1998. Former Executive Vice President and Chief Operating Officer of Roseville 1st National Bank (1994-1998).
Harold S. Prescott, Jr.	71	1983	Licensed civil engineer and Owner of Prescott Engineering, Land Surveying & Civil Engineering.
Lori A. Warden	46	2002	Bank officer with Western Sierra Bank since January 2001. Former Operations Officer with US Bank (1998-2000). Former Recycling oordinator with El Dorado Disposal Services (1987-1998).

        None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships between any of the directors of the Bancorp.

The Board of Directors and Committees

        The Bancorp's Board held 15 meetings during 2002. None of the directors attended less than 75% of all Board meetings and committee meetings (of which they were a member) that were held in 2002.

        In 2002, the Bancorp had a standing Audit Committee and a standing Executive Committee, but did not have a nominating committee.

        The Audit Committee met 11 times in 2002 and currently consists of Mr. Fisher, (Chairman), Messrs. Manz, Eames and Davis. The purpose of the Audit Committee is to review all internal and external examination reports, the audited financial statements, review internal audit findings and to select the Bancorp's independent certified public accountants.

        The Executive Committee met nine times in 2002 and currently consists of Messrs. Gall (Chairman), Jahn, Kleinert, Prescott, and Bacchi and Ms. Cook. The purpose of the Executive Committee is to review policies, review human resource issues, grant stock options and approve other personnel matters which are in excess of management's authority, consider mergers and acquisitions, develop marketing programs and participate in strategic planning, and to make recommendations to the Board regarding nominees for election of directors.

Audit Committee Report

        This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

        Each of the audit committee members satisfies the definition of independent director as established in the Nasdaq listing standards. The audit committee has reviewed Bancorp's audited financial statements and discussed such statements with management. The audit committee has discussed with Perry-Smith LLP, the Bancorp's independent auditors during the year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

        The audit committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1, and has discussed with them their independence from management. The audit committee has also considered whether the independent auditors' provision of other non-audit services is compatible with the auditors' independence.

        The audit committee is governed by the Audit Committee Charter adopted by the Board and a copy of the Audit Committee is included at the end of this proxy statement.

        Based on the review and discussions noted above, the audit committee recommended to the Board that the Bancorp's audited financial statements be included in the Bancorp's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The audit committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the audit committee that would impair any member's ability to act independently.

The Audit Committee

William Fisher, Chairman	William Eames
Lary Davis	Thomas J. Manz

Director Compensation

        Outside directors receive $1,000 per month from the Bancorp for director fees and directors of each of the subsidiary banks receive $300 per month from the subsidiary banks on which they serve, for director fees, except the Chairman of the Board of the Bancorp, who receives $2,000 per month from the Bancorp, and the Chairmen/Co-Chairmen of the Boards of each of the subsidiary banks who receive $500 per month from the subsidiary banks on which they serve. In addition, each director of the Bancorp received a bonus of $5,556 in 2002 under the Directors Incentive Plan.

        Directors also from time to time receive stock option grants as part of their compensation. In November, 1996, each of the then directors of the Bancorp, other than Mr. Gall, was granted stock options to acquire 5,667 shares of Common Stock, all at an exercise price of $7.06 per share. The options are for a term of ten years expiring in November, 2006. These options were fully vested upon grant. In May, 1999, each of the directors of the Bancorp who was a director in 1998, other than Mr. Gall, was granted stock options to acquire 2,430 shares of Common Stock, all at an exercise price of $10.49 per share. The options are for a term of ten years expiring in May, 2009. These options were fully vested upon the grant. During 2000, each of the directors of the Bancorp, other than Mr. Gall participated in Western Sierra Bancorp's incentive compensation plan and earned a bonus of $7,000 or a stock option grant of 1,102 shares for directors that served the entire year or 642 shares for directors that came on the Board during the year from Sentinel Community Bank. The directors that elected stock options grants were Ms. Cook and Messrs. Bacchi and Scariot, who each received a stock option grant of 1,102 shares and Messrs. Davis and Kleinert, who each received a stock option grant of 642 shares. These stock options were granted on February 22, 2001 with an exercise price of $10.43 per share.

        Each of the directors of the Bancorp that served the entire year in 2001, other than Messrs. Gall and Nordell received a stock option grant of 420 shares in January 2002 with an exercise price of $15.48 per share. The options are for a term of ten years expiring in January 2012, and the options were fully vested at the time of grant. In December 2002, each of the Bancorp's outside directors received a stock option grant to acquire 400 shares of Common Stock, all at an exercise price of $26.50 per share. The options are for a term of ten years expiring in December 2012, and the options were fully vested at the time of grant. In addition at December 31, 2002, outside directors of the Bancorp had the election to take an additional stock option to acquire 680 shares of Common Stock at the exercise price of $26.50 per share in lien of directors' fees for all of 2003. Messrs. Bacchi, Bruno, John, Kleinert and Prescott elected to take stock options in lieu of directors' fees. Mr. Manz elected to take half in stock options and half in fees. The stock options are for a term of ten years expiring in December 2012 and were fully vested at time of grant. All of the option amounts and prices have been adjusted for stock splits and stock dividends.

PROPOSAL NO. 2:
APPROVAL OF AN AMENDMENT TO THE BANCORP'S
ARTICLES OF INCORPORATION TO REQUIRE A 60% VOTE
ON CERTAIN BUSINESS COMBINATIONS

        Shareholders are asked to consider and vote on a proposal to amend in the entirety Article Five of the Bancorp's articles of incorporation to raise the level required for shareholder approval of certain business combinations from a majority to at least 60% of the outstanding shares of the Bancorp's common stock. The existing Article Five provides for at least a 66 2/3% vote of the outstanding shares of the Bancorp's common stock and is no longer effective. As amended, the proposed Article Five would read:

  The stockholder vote required to approve a Business Combination (as hereinafter defined) shall be at least 60% of the corporation's outstanding shares of voting stock voting together as a single class. A "Business Combination" is defined as any (i) merger or consolidation of the corporation or a subsidiary of the corporation where the shareholders of the corporation immediately prior to such merger or consolidation will own immediately after such merger or consolidation (A) no equity securities of the surviving entity after such merger or consolidation or (B) equity securities (excluding options, warrants and rights) of the surviving entity after such merger or consolidation with less than 50% of the voting power of the surviving entity after such merger or consolidation or (ii) any sale, exchange, transfer or other disposition of 50% or more of the assets of the corporation or combined assets of the corporation and its subsidiaries. The corporation shall not be a party to any Business Combination without the shareholder approval specified herein.

  Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws) the affirmative vote of the holders of 60% or more of the outstanding shares of voting stock shall be required to amend or repeal or adopt any provision inconsistent with this Article Five or any provision in this Article Five.

Background and Reasons for the Proposal

        The proposal is being recommended by the Board for shareholder approval as a means to deter unsolicited takeover proposals. At present, California law as applied to the Bancorp requires that any merger, consolidation, sale of substantially all the assets of the Bancorp or any adoption of a plan of dissolution of the Bancorp be approved by a majority vote of the shareholders entitled to vote. Certain other transactions, such as sales of less than substantially all the assets of the Bancorp and certain mergers involving a subsidiary of the Bancorp do not require shareholder approval. By raising the threshold level for shareholder approval from a majority vote of the shareholders entitled to vote to 60%, management of the Bancorp believes this proposed Article Five would deter unsolicited takeover proposals and likely require a potential acquirer to negotiate directly with the Board and increase the likelihood that shareholders would receive a higher price for their shares from anyone desiring to obtain control of the Bancorp.

Other Considerations, Including Possible Disadvantages

        Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a Bank's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. The proposed amendment may discourage such purchases and may therefore deprive some holders of the Bancorp's stock of an opportunity to sell their shares at a higher market price. Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Bancorp if the proposed Article Five is adopted. The proposed Article Five may therefore decrease the likelihood that an offer will be made for less than 60% of the voting stock and, as a result, may adversely affect those shareholders who would desire to participate in such an offer. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a 60% shareholder vote would be required in order to change or eliminate the provisions of proposed Article Five. It should be noted that the provisions of proposed Article Five would not necessarily discourage persons who might be willing to seek control by acquiring 60% of the voting stock without intending to acquire the remaining 40% minority. However, such transactions are not common.

        Another effect of adoption of the proposed Article Five would be to give veto power to the holders of a minority of the voting stock with respect to a Business Combination, but which holders of a majority (but less than 60%) of the stock may believe to be desirable and beneficial. The proposed Article Five may also entrench incumbent management against the possibility of removal in the event of a takeover. In that current management has approximately 16% of the outstanding shares of the Bancorp, it only needs another 44% of other outstanding shares to block any proposal requiring a 60% vote.

Required Approval of Shareholders

        The amendment requires approval by the affirmative vote of the holders of 60% of the outstanding shares of Common Stock entitled to vote at the Meeting. This proposed Article Five, if approved by shareholders will be effective for two years from the date of filing the amendment with the California

Secretary of State under Section 710 of the California Corporations Code. An amendment to Article Five will need to be reapproved by shareholders and filed with the California Secretary of State every two years to remain in effect.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2 AND THE AMENDMENT OF ARTICLE FIVE OF THE COMPANY'S ARTICLES. Proxies solicited by the Board will be voted in favor of the amendment unless shareholders specify otherwise.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF PERRY-SMITH LLP AS
THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The firm of Perry-Smith LLP served as independent certified public accountants for the Bancorp through the year 2002. The Bancorp has selected Perry-Smith LLP to serve as the Bancorp's independent certified public accountants for the year 2003. The Bancorp's board has determined the firm of Perry-Smith LLP to be fully independent of the operations of Bancorp.

        Aggregate fees billed by Perry-Smith LLP to the Bancorp for the year ended 2002 are as follows:

Audit fees	$147,300
Financial Information Systems	0
Design and Implementation	0
Audit related fees	54,200
Tax fees associated with consulting and return preparation	37,300
All other fees	$72,000

        The Audit Committee of the Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.

        Perry-Smith LLP audited Bancorp's financial statements for the year ended December 31, 2002. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

        In the event shareholders do not ratify the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Bancorp's Audit Committee and the Board.

        Ratification of the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for fiscal year 2003 requires the affirmative vote of a majority of the outstanding shares of the Bancorp's common stock represented and voting at the meeting.

        Management recommends that the shareholders vote "FOR" ratification of the appointment of Perry-Smith LLP as the Bancorp's independent certified public accountants for 2003.

Executive Officers

        The following table sets forth information, as of February 1, 2003, concerning executive officers of the Bancorp:

Name	Age	Position and Principal Occupation For the Past Five Years
Gary D. Gall	51	President and Chief Executive Officer of the Bancorp.
Kirk N. Dowdell	40
		President and Chief Executive Officer of the Western Sierra National Bank (since April 2002) and Executive Vice President of the Bancorp. Former Executive Vice President and Chief Credit Officer of the Bancorp since May 1999, and former Executive Vice President and Chief Credit Officer of Western Sierra National Bank since September, 1997. Former executive officer of Commerce Security Bank, Sacramento, California.
Douglas A. Nordell	54	President and Chief Executive Officer of Lake Community Bank since November, 1998. Former Executive Vice President and Chief Operating Officer of Roseville 1st National Bank (1994-1998).
C. Frederick Rowden	58	President and Chief Executive Officer of Central California Bank since July 2000. Former President and Chief Executive Officer of East County Bank since 1996-2000.
Philip S. Wood	59
		Corporate secretary and Senior Vice President and Chief Administrative Officer of Bancorp. Former Executive Vice President and Chief Operating Officer of Sentinel Community Bank (1997-2000) and Former Vice President and Area Manager for ValliWide Bank (1996-1997).
Anthony J. Gould	40
		Executive Vice President and Chief Financial Officer since May 2002. Former Director of Finance and Accounting of Openwave Systems (2001-2002), former Controller of Central Corp. (2000-2001) and former Executive Vice President, Chief Financial and Chief Operating Officer for Bay Area Bank headquartered in Redwood City, California (1988-1999).

Summary Compensation Table

Long Term Compensation
Annual Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Award(s) ($)	Options/ SARs(2)	LTIP Payouts ($)	All Other Compensation(3) ($)
Gary D. Gall, President & Chief Executive Officer of the Bancorp	2002 2001 2000	245,282 215,500 170,986	244,015 145,844 106,542	N/A N/A N/A		10,000 27,563 11,576		6,038 6,601 12,053
Kirk N. Dowdell, President and Chief Executive Officer of Western Sierra National Bank and Executive Vice President of the Bancorp	2002 2001 2000	141,250 117,500 117,172	110,131 45,576 37,852	N/A N/A N/A		3,150 6,405 1,735		4,941 3,528 8,945
Douglas Nordell, President & CEO of Lake Community Bank	2002 2001 2000	119,458 105,000 100,500	55,674 32,216 27,253	N/A N/A N/A		8,715 4,804 1,735		3,854 3,163 5,081
Philip S. Wood, Senior Vice President, CAO and Corporate Secretary of the Bancorp	2002 2001 2000	89,250 73,609 67,632	52,610 53,207 3,000	N/A N/A N/A		0 3,202 3,472		0 2,034 452
C. Frederick Rowden, President & CEO of Central California Bank(4)	2002	125,500	37,700	N/A		18,900		2,381

(1)
No named executive officer had perquisites in an amount greater than the lesser of 10% of the total salary and bonus or $50,000.

(2)
These amounts are adjusted for stock dividends. The Bancorp has no SARs.

(3)
This amount represents the cost of premiums for life insurance and Western Sierra National Bank's contribution for the 401(k) Plan and ESOP, except for the amount of ESOP contributions for 2002 which have not been determined.

(4)
Central California Bank was acquired by the Bancorp on April 1, 2002, and the information is for the period April 1, 2002 to December 31, 2002.

Option/SAR Grants Table

Option/SAR Grants in Last Fiscal Year

Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term (10) Years
		% of Total Options/SARs Granted to Employees in Fiscal Year
Name	Options/SARs Granted (#)		Exercise or Base Price ($/Share)	Expiration Date
					5%($)	10%($)
Gary D. Gall	10,000	12.9	$23.67	6/27/12	148,859	377,239
Kirk N. Dowdell	3,150	4.1	$21.34	4/25/12	42,275	107,133
Douglas A. Nordell	8,715	11.3	$21.34	4/25/12	116,961	296,401
Phillip S. Wood	0	N/A	N/A	N/A	N/A	N/A
Frederick Rowden	18,900	24.4	$21.34	4/25/12	253,650	642,798

(1)
The Bancorp has no SARs, and the number of options and exercise price are adjusted for stock dividends.

Option/SAR Exercises and Year End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year End (#) Exercisable/Unexercisable(1)	Value of Unexercised In-the-Money Options/ SARs at Year End ($) Exercisable/Unexercisable(1)
Gary D. Gall	0	N/A	90,536/34,516	1,524,507/427,456
Kirk N. Dowdell	0	N/A	13,710/7,421	212,402/78,551
Douglas A. Nordell	0	NA	7,621/11,277	97,483/95,401
Phillip S. Wood	0	N/A	3,364/3,310	51,781/47,790
Frederick Rowden	0	N/A	3,780/15,120	19,493/77,974

(1)
The Bancorp has no SARs.

Employment Contracts

        On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Gall to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of (i) any merger or consolidation where Western Sierra National Bank is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger, (ii) a transfer of all or substantially all of the assets of Western Sierra National Bank, or (iii) a sale of the equity securities of Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of Bancorp to any person or entity, or any group of persons or entities acting in concert (any of these events shall be referred to as an "Acquisition"). The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Gall is not given a new employment agreement that is satisfactory to him in his sole discretion within 15 days prior to the date of consummation of the Acquisition, then Western Sierra National Bank shall pay him the severance payment in a lump sum. The severance agreement was extended for an additional five years in 2002.

        Mr. Gall also has a salary continuation agreement which provides that Western Sierra National Bank will pay him $165,000 per year for 15 years following his retirement from Western Sierra National Bank at age 65 or later ("Retirement Age"). In the event of disability while Mr. Gall is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $165,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event of termination with or without cause or voluntary termination, Mr. Gall shall receive a benefit amount that is a percentage of the $165,000 per year based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Gall attains age 65 or beginning with the month following his death, if earlier. The vesting schedule is 5.0% per year of service for the first seven years beginning January 9, 1995, and increases to an additional 6.5% per year of service for the last ten years. Payment of salary continuation benefits to Mr. Gall is subject to his not working as an employee, independent contractor, or consultant of or for a branch of a financial institution located within a 15 mile radius of any branch of Western Sierra National Bank. In the event there is a change of control of the Bancorp, Mr. Gall shall be entitled to a lump sum payment of the present value (using the Applicable Federal Rate) of $165,000 being paid in 180 monthly installments beginning on the first day of the month following the consummation of the change of control. In the event Mr. Gall is entitled to salary continuation benefits and dies prior to receiving all 180 monthly payments, then no further payments are to be paid pursuant to the salary continuation agreement after his death, but the beneficiaries of Mr. Gall shall be entitled to benefits of a split dollar agreement between Mr. Gall and Western Sierra National Bank. Pursuant to the split dollar agreement, upon Mr. Gall's death, his properly designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies with Mr. Gall as the insured and the cash value of such policies. Western Sierra National Bank would be entitled upon the death of Mr. Gall, the remaining 25% of such difference. As of December 31, 2002, 75% of the difference between the death proceeds of those certain life insurance policies and the cash value of such policies was $1,542,110.

        On December 4, 1997, Western Sierra National Bank entered into an agreement with Mr. Dowdell to provide him with severance benefits of up to two years' worth of his regular compensation at the time of severance of employment in the event of an Acquisition. The amount of the severance payment will be calculated as stated in the severance agreement and is determined by the total assets of Western Sierra National Bank at the time of the Acquisition. The severance agreement is for a term of 5 years, and in the event of an Acquisition, if Mr. Dowdell is not retained by the resulting corporation for at least one to two years in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Mr. Dowdell, or the resulting corporation reduces his base salary from his base salary at the time of the Acquisition during the next one to two years following the Acquisition, then the resulting corporation shall pay him the severance payment in a lump sum. The severance agreement was extended for an additional five years in 2002.

        Mr. Dowdell also has salary continuation agreements which provides that Western Sierra National Bank will pay him $75,000 per year for 15 years following his retirement from Western Sierra National Bank at age 65 or later ("Retirement Age"). In the event of disability while Mr. Dowdell is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 65 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event Mr. Dowdell dies after being disabled, his beneficiaries would be entitled to such salary continuation benefits. In the event of termination without cause or voluntary termination, Mr. Dowdell shall receive a benefit amount that is a percentage of the $75,000 per year for 15 years based on the vesting schedule below beginning with the month following the month in which Mr. Dowdell attains age 65 or beginning with the month following his death, if earlier. The vesting schedule is 4% per year of service beginning January 1, 2000. In the event of any (i) merger, consolidation or reorganization of the Bancorp in which (A) the Bancorp does not survive or (B) the Bancorp survives with a resulting change in beneficial ownership of the Bancorp of more than 50% of the voting shares, (ii) sale of more than 50% of the beneficial ownership of the voting shares of the Bancorp to any person or group of persons acting in concert, or (iii) transfer or sale of more than 50% of the total market value of the assets of the Bancorp (any of these events shall be referred to as a "Bancorp Acquisition," Mr. Dowdell shall receive a lump sum at the time of the consummation of such transaction equal to the present value of the aggregate amount of the $75,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the consummation of such transaction discounted using the long term monthly Applicable Federal Rate at the time of the consummation of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Mr. Dowdell is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra National Bank within a period of three years from the date of termination of employment.

        In the event Mr. Dowdell dies while employed by Western Sierra National Bank or dies after retirement, then pursuant to a split dollar agreement between Mr. Dowdell and Western Sierra National Bank, his properly designated beneficiaries would be entitled to 75% of the difference between the death proceeds of certain life insurance policies with Mr. Dowdell as the insured and the cash value of such policies, however in the event of Mr. Dowdell dying after retirement, the aggregate amount paid under Mr. Dowdell's salary continuation agreement and split dollar agreement shall be limited no more than the total of the 180 monthly payments that would have been paid to Mr. Dowdell under his salary continuation agreement as if Mr. Dowdell retired and died after receiving all 180 monthly payments. Western Sierra National Bank would be entitled upon the death of Mr. Dowdell to the remaining difference. As of December 31, 2002, 75% of the difference between the death proceeds of those certain life insurance policies and the cash value of such policies was $408,487. Mr. Dowdell would be considered as being employed for purposes of the split dollar agreement in the event Mr. Dowdell has at least 12 years of service with Western Sierra National Bank and is disabled for the entire period between the time of his disability and death or is on a Western Sierra National Bank board approved leave of absence.

        Mr. Nordell entered into an agreement with Lake Community Bank, a subsidiary of Bancorp to provide him with severance benefits of up to two years' worth of his base salary determined as of the month prior to a triggering event if after a triggering event (i) he is not retained by the resulting corporation for a period of two years in a position acceptable to him or a position comparable to that of the highest level vice president of the resulting corporation or (ii) his base salary is reduced at any time during the two years following the triggering event. A triggering event is any (i) merger or consolidation involving Lake Community Bank in which (A) the Lake Community Bank does not survive or (B) the shareholders of Bancorp at the time immediately prior to such merger will own less than 50% of the voting equity interests of the surviving corporation after such merger, (ii) the transfer of all or substantially all of the assets of Lake Community Bank, (iii) a sale of the stock of Lake Community Bank representing more than 50% of the aggregate voting power of all outstanding stock of Lake Community Bank to any person or entity, or group of persons acting in concert. The severance agreement is for a term expiring on April 30, 2004.

        Mr. Nordell also has salary continuation agreements which provides that Lake Community Bank will pay him $75,000 per year for 15 years following his retirement from Lake Community Bank at age 65 or later ("Retirement Age"). In the event Mr. Nordell terminates employment due to disability prior to Retirement Age, he will receive a benefit amount commencing after termination of employment and continuing for 15 years that is based on his years of service and increases yearly beginning with benefits of $1,645 per year after a partial year of service to benefits of $75,000 per year after 15 years of service. In the event Mr. Nordell dies after disability payments have begun, his beneficiaries would be entitled to such salary continuation benefits. In the event, Mr. Nordell is actively employed by Lake Community Bank and dies prior to Retirement Age, his beneficiaries would be entitled to benefits of $75,000 per year for 15 years beginning the month after his death. In the event of early termination of employment with Lake Community Bank, Mr. Nordell would receive salary continuation benefits based on his years of service and receive up to a benefit of $48,355 per year for 15 years based on 14 years of service with benefit payments commencing at age 65. In the event Mr. Nordell dies after salary continuation benefits for early termination or normal retirement have begun, his beneficiaries would be entitled to the remainder of such benefits as if he had survived to receive the remainder of benefits for the fifteen years. In no event are salary continuation benefits paid under the agreement if Mr. Nordell is terminated for cause. In the event of any change of control of the Lake Community Bank, Mr. Nordell shall receive benefits under the agreement of $75,000 per year paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following his termination of employment with Lake Community Bank. The benefit payments upon a change of control to Mr. Nordell are reduced so that the payments to not result in an excess parachute payment as defined under Section 280G of the Code.

        Mr. Wood has a salary continuation agreement which provides that Western Sierra National Bank will pay him $30,000 per year for 15 years following his retirement from Western Sierra National Bank at age 66 or later ("Retirement Age"). In the event of disability while Mr. Wood is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $30,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 66 or the date on which he is no longer entitled to disability benefits provided by Western Sierra National Bank. In the event Mr. Wood dies after being disabled, his beneficiary would be entitled to such salary continuation benefits. In the event of termination with or without cause or voluntary termination, Mr. Wood shall receive a benefit amount that is a percentage of the $30,000 per year based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Wood attains age 66 or beginning with the month following his death, if earlier. The vesting schedule is 12.5% per year of service beginning May 1, 2002. In the event there is a Bancorp Acquisition where Mr. Wood does not have an employment agreement covering two years of post-acquisition employment with a similar or better position and the same or better salary as his pre-acquisition position and salary, Mr. Wood shall receive a lump sum at the time of the consummation of such transaction equal to the present value of the aggregate amount of the $30,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the consummation of such transaction discounted using the long term monthly Applicable Federal Rate at the time of the consummation of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Mr. Wood is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Western Sierra National Bank within a period of one year from the date of termination of employment.

        Mr. Rowden has a salary continuation agreement which provides that Central California Bank will pay him $50,000 per year for 15 years following his retirement from Central California Bank at age 67 or later ("Retirement Age"). In the event of disability while Mr. Rowden is actively employed prior to Retirement Age, he will receive a benefit amount that is a percentage of the $50,000 per year for 15 years based on the vesting schedule below beginning at the earlier of the time when he reaches age 67 or the date on which he is no longer entitled to disability benefits provided by Central California Bank. In the event Mr. Rowden dies after being disabled, his beneficiary would be entitled to such salary continuation benefits. In the event of termination with or without cause or voluntary termination, Mr. Rowden shall receive a benefit amount that is a percentage of the $50,000 per year based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Rowden attains age 67 or beginning with the month following his death, if earlier. The vesting schedule is 12.5% per year of service beginning August 1, 2001. In the event there is a Bancorp Acquisition where Mr. Rowden does not have an employment agreement covering two years of post-acquisition employment with a position as an executive vice president and the same or better salary as his pre-acquisition position and salary, Mr. Rowden shall receive a lump sum at the time of the consummation of such transaction equal to the present value of the aggregate amount of the $50,000 per year being paid for a period of 15 years in 180 monthly installments beginning on the first day of the month following the consummation of such transaction discounted using the long term monthly Applicable Federal Rate at the time of the consummation of such transaction. The lump sum payment is reduced if such payment when aggregated with all other payments considered for purposes of calculating a parachute payment results in an excess parachute payment as defined under Section 280G of the Code. Payment of salary continuation benefits to Mr. Wood is subject to his not working as an employee, independent contractor, or consultant of or for a financial institution located within a 35 mile radius of the head office of Central California Bank within a period of one year from the date of termination of employment.

Report of the Bancorp's Directors Review Committee on Executive Compensation

        Compensation Policies.    The Bancorp established a Compensation Committee in 2002. The committee consists of Messrs. Bacchi, Kleinert and Western Sierra Bank Director (and former Director of the Company from 1983-2002) Osvaldo Scariot. The purpose of the Compensation Committee is to review policies, review human resource issues, grant stock options and approve other personnel matters which are in excess of management's authority. The Compensation Committee establishes the compensation plans and specific compensation levels of the Bancorp's Chief Executive Officer and other executive officers. The Executive Committee reviews its approach to executive compensation annually.

        The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist the Bancorp in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) an annual incentive bonus based on the Bancorp's performance, and, in certain cases, individual performance as well; and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

Executive Officer Compensation.

        Base Salary:    The Compensation Committee establishes a fixed base salary program for executive officers which is reviewed annually. In establishing base salaries, the Executive Committee considered salaries of comparably sized California bank holding companies. Executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of the bank holding companies change, in order to ensure that total compensation remains competitive.

        Annual Incentives:    The Compensation Committee believes that incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn bonuses based upon formulas approved by the Board.

        All executive officers are entitled to participate in the Bancorp's 401(k) and ESOP programs, but are subject to limitations on contributions and allocations as required by regulation.

        Long-term Incentives:    Long-term incentives are provided through the grant of stock options to certain employees of the Bancorp including executive officers. Stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve the Bancorp's long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted. Another long term incentive provided to certain executive officers is the salary continuation agreement which provides retirement benefits based upon years of service.

        The Bancorp's ESOP recognizes and rewards employees for their efforts by making contributions to employees at the discretion of the Board.

Chief Executive Officer Compensation.

        Base Salary:    Mr. Gall is subject to the same annual salary review program as other executive officers of the Bancorp. As such, the Compensation Committee targeted Mr. Gall's base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources. Mr. Gall's current base salary is believed reasonable by the Compensation Committee based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The Compensation Committee believes that the performance based compensation program, as it related to the Chief Executive Officer, offers substantial additional compensation incentive to reward Mr. Gall for successful results.

        Performance Based Compensation:    Mr. Gall is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of the Bancorp. In addition, some terms of the bonus plan for the Chief Executive Officer are different than the other executive officers.

        Pursuant to the provisions of the performance based compensation plan for the Chief Executive Officer, Mr. Gall was awarded a cash bonus resulting from the Bancorp's performance during 2002. The bonus was $259,300 of which two-thirds was paid in 2003 with the remainder to paid in 2004 provided Mr. Gall is still employed by Bancorp at such time. In addition, Mr. Gall was granted options in June 2002 to purchase 10,000 shares of Common Stock at $23.67 per share, the prevailing market value per share at the date of grant.

        Long Term Incentive Compensation:    In addition to stock options, Mr. Gall has a salary continuation agreement that provides him with retirement benefits which is further described in the section entitled "Employment Contracts." This agreement was modified in 2002 to accelerate the vesting period from age 65 to age 60 which the Board determined to be reasonable and appropriate in view of the increase in the size of the Bancorp and the performance by the Bancorp under the guidance of Mr. Gall.

Members of the Compensation Committee.

Charles Bacchi—Chairman
Alan Kleinert
Osvaldo Scariot

The Compensation Committee Interlocks and Insider Participation

        Messrs. Bachi (Chairman),Kleinert, and Scariot served as members of the Compensation Committee during 2002. There are no Compensation Committee interlocks between the Bancorp and other entities involving the Bancorp's executive officers or board members.

WESTERN SIERRA BANCORP
TOTAL RETURN PERFORMANCE

Western Sierra Bancorp

Total Return Performance
Index Value
200
175
150
125
100
75
50
25
0
12/31/97
12/31/98
12/31/99
12/31/00
12/31/01
12/31/02
Western Sierra Bancorp
S&P 500
SNL Western Bank Index

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Some of the Bancorp's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with the Banks in the ordinary course of business, and the Banks expect to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

SHAREHOLDER PROPOSALS

        The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Bancorp's 2004 Annual Meeting of Shareholders is December 31, 2003. As to shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of the Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be sent or delivered to the President of the Bancorp the later of, 21 days prior to any meeting of shareholders called for the election of directors, or 10 days after the date the notice of such meeting is sent to shareholders.

OTHER MATTERS

        Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

WESTERN SIERRA BANCORP
/s/ Philip S. Wood Philip S. Wood, Secretary

Dated: April 29, 2003

        The Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 17, 2003.

        IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

        IN ORDER TO PROVIDE ADEQUATE MEETING ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

        A copy of the Bancorp's annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002 is available without charge upon written request to Ms. Sandy Eisner at 4080 Plaza Goldorado Circle, Cameron Park, California 95682.

APPENDIX A

WESTERN SIERRA BANCORP
AUDIT COMMITTEE CHARTER

General:

        The purpose of the Western Sierra Bancorp Audit Committee, as representatives of the shareholders, is to monitor the integrity and timeliness of the financial reporting process of Western Sierra Bancorp and its subsidiaries (the Company) in compliance with the corporate governance principles of the Sarbanes-Oxley Act and the Nasdaq rules. This is primarily an oversight function and will involve activities related to internal controls and compliance with applicable laws and regulations.

Statement of Policy:

        The audit committee shall provide assistance to the Directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community related to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. While the Audit Committee will not attempt to correct problems independently, they will function as an informed, vigilant and effective monitor of the Company's reporting process and internal controls. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors, and the management of the Company. In addition, the Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out these duties, and the Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to such counsel or advisors. The Audit Committee will conduct periodic meetings with management and internal auditors. These meetings will be scheduled so as to ensure that the Audit Committee is apprized of important matters on a timely basis. A complete record of each meeting will be maintained indicating those in attendance as well as the items discussed for both regular and executive sessions.

Member Independence and Qualifications:

        The members of the Audit Committee will be comprised of representatives from all of the Company, with Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. Members need to be financially literate and one must qualify as a financial expert" as defined by the Securities and Exchange Commission (SEC) to include persons with accounting expertise or chief executives and others who had experience in active oversight or performance assessment of people who prepared or audited financial statements.

Member Compensation:

        The members of the committee may not, other in than his or her capacity as a member of the audit committee, the board of directors, or any other board committee (i) accept any consulting, advisory, or other compensatory fee from Company or its affiliates or (ii) be an affiliated person of Company or its subsidiaries.

Complaints:

        Employees of the Company will be instructed that they may submit confidential, anonymous concerns regarding questionable accounting or auditing matters to the Chairperson of the Audit Committee without fear of retaliation, as outlined in the Code of Personal and Business Conduct. The Audit Committee Chairperson will retain these complaints and follow for proper resolution.

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        A Complaint File shall be retained by the Executive Secretary of the company that will be reviewed by the Audit Committee for proper resolution of complaints received by the Company from outside sources regarding accounting, internal accounting controls, or auditing matters.

Specific Duties:

        The specific duties of the Audit Committee include:

  •
  Select independent outside auditing firm(s) and approve fees

  •
  Review audit results

  •
  Help insulate independent auditors from undue management influence

  •
  Review quarterly financial reports and findings and regulatory examination reports upon receipt

  •
  Review and discuss the year-end results, SAS 61 report and monitor the preparation of reports to shareholders

  •
  Monitor the compliance process and follow-up to ensure that required reports have been submitted in a timely manner

  •
  Oversee the Company's financial reporting process

  •
  Review the performance of the internal audit process and oversee the internal audit function and plan

  •
  Monitor the risk management process annually

  •
  Initiate special investigations if necessary

  •
  Review the conflict-of-interest policy and the Code of Ethics

  •
  Conduct an annual evaluation of the Audit Committee's function

  •
  Review all critical accounting policies and practices

  •
  Review all alternative treatments of financial information within GAAP, including their ramifications and the methods preferred by the auditor

  •
  Review all material communications between the auditor and management including management letters and schedules of unadjusted differences

  •
  Periodically confirm that the external audit firm(s) are registered with the Public Company Accounting Oversight Board (PCAOB), and are in compliance with the rules of the PCAOB, and that they are in good standing

  •
  Ensure for proper auditor independence by prohibiting the audit firm responsible for certifying the financial statements from performing nonaudit services such as internal auditing, information systems design and implementation, bookkeeping or related services, appraisal or valuation services, actuarial services, management or human resource functions, investment advisor, legal services or any other service the Board of Directors determines to be impermissible by regulation

  •
  Ensure for proper rotation of the audit partner every five years

  •
  Prohibit cross-hiring by ensuring that no individual employed by the audit firm(s) who participated in the audit function within the last twelve months could be hired by the Company as CEO, CFO or Controller

  •
  Perform other activities as appropriate

        Approved at the Board of Directors meeting, February 20, 2003.

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PROXY
WESTERN SIERRA BANCORP

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. William Fisher, Harold Prescott and Douglas Nordell, each of them as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Western Sierra Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 27, 2003 at 5:00 p.m., at the Cameron Park Country Club, 3201 Royal Drive, Cameron Park, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of thirteen (13) persons to be directors.
	Charles W. Bacchi	Matthew A. Bruno	Barbara L. Cook	Lary A. Davis
	William M. Eames	William J. Fisher	Gary D. Gall	Howard A. Jahn
	Alan J. Kleinert	Thomas J. Manz	Douglas A. Nordell	Harold S. Prescott, Jr.
Lori A. Warden
☐	FOR ALL NOMINEES LISTED ABOVE (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

2.	Approval of an amendment to the Bancorp's Articles of Incorporation to require the affirmative vote of the holders of at least 60% of the outstanding shares to approve certain business transactions.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Ratification of the appointment of Perry-Smith LLP as the Bancorp's independent accountants.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Transaction of such other business as may properly come before the meeting and any adjournments or adjournments thereof.

PLEASE SIGN AND DATE BELOW

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

        (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐    I DO                            ☐    I DO NOT                            EXPECT TO ATTEND THE MEETING.

                          (Number of Shares)

                          (Please Print Your Name)

                          (Please Print Your Name)

                          (Date)

                          (Signature of Shareholder)

                          (Signature of Shareholder)

                          (Email Address)

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

QuickLinks

INTRODUCTION
VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE BANCORP'S ARTICLES OF INCORPORATION TO REQUIRE A 60% VOTE ON CERTAIN BUSINESS COMBINATIONS
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF PERRY-SMITH LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Summary Compensation Table
Option/SAR Grants Table
Option/SAR Exercises and Year End Value Table
WESTERN SIERRA BANCORP TOTAL RETURN PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER MATTERS
WESTERN SIERRA BANCORP AUDIT COMMITTEE CHARTER